EXHIBIT 23.3

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of American Home Mortgage Investment Corp., ("the Company") on Form S-3 of our report dated March 15, 2004, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

December 14, 2004